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                                                                  EXHIBIT (d)(i)

                             OPENWAVE SYSTEMS INC.

                         2001 STOCK COMPENSATION PLAN

        (As amended and restated in its entirety effective June 14, 2001)


     1.   Purpose of the Plan.
          -------------------

               (a) The purposes of this Openwave Systems Inc. 2001 Stock Compensation Plan (the "Plan") are to attract and retain the best available personnel for the Company and its Affiliates, to provide additional incentive to personnel of the Company and its Affiliates and to promote the success of the Company's and its Affiliates' businesses. Options granted under the Plan shall be nonstatutory stock options.

               (b) This Plan shall serve as the successor to the plans listed on Exhibit A attached hereto (the "Predecessor Plans"). No further option grants shall be made under the Predecessor Plans from and after June 14, 2001 (the "Amendment Date.) However, each outstanding option granted under a Predecessor Plan shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant and the terms and conditions of the Predecessor Plan under which it was granted, as modified, if at all, by the terms and conditions of the Agreement and Plan of Merger, dated as of August 8, 2000, by and among Phone.com, Inc., Silver Merger Sub Inc., a wholly owned subsidiary of Phone.com, Inc., and Software.com, Inc. (the "Merger Agreement"), and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of the Company's Common Stock thereunder.

     2.   Definitions. As used herein, the following definitions shall apply:
          -----------

               (a)  "Administrator" means the Board or any of its Committees
                     -------------
appointed pursuant to Section 4 of the Plan.

               (b)  "Affiliate" means any Person that directly or indirectly
                     ---------
through one or more intermediaries, controls, or is controlled by, or is under common control with the Company, whether now or hereafter existing.

               (c)  "Affiliated Group" means the group consisting of the Company
                     ----------------
and its Affiliates.

               (d)  "Applicable Laws" means the legal requirements relating to
                     ---------------
the administration of stock compensation plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where stock awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.
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               (e)  "Board" means the Board of Directors of the Company.
                     -----

               (f)  "Code" means the U.S. Internal Revenue Code of 1986, as
                     ----
amended, and the regulations promulgated thereunder.

               (g)  "Committee" means the committee of one or more members of
                     ---------
the Board appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

               (h)  "Common Stock" means the common stock of the Company.
                     ------------

               (i)  "Company" means Openwave Systems Inc., a Delaware
                     -------
corporation.

               (j)  "Consultant" means any person, including an advisor, who is
                     ----------
engaged by the Company or any Affiliate to render consulting or advisory services and is compensated for such services. However, the term "Consultant" shall not include any Officers and/or Directors. The term "Consultant" shall also include a member of the board of directors or governing body of any Affiliate.

               (k)  "Director" means a member of the Board.
                     --------

               (l)  "Disability" means the inability of an individual, in the
                     ----------
opinion of a qualified physician acceptable to the Company, to perform the major duties of that individual's position with the Company or an Affiliate of the Company because of the sickness or injury of the individual , or as may be otherwise defined under applicable local laws.

               (m)  "Employee" means any person (including if appropriate, any
                     --------
Officer or Director) employed by the Company or an Affiliate, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code and Applicable Law. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or an Affiliate or (ii) transfers between locations of the Company or an Affiliate, or between the Company and an Affiliate or any successor. The payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

               (n)  "Exchange Act" means the U.S. Securities Exchange Act of
                     ------------
1934, as amended, and the rules and regulations promulgated thereunder.

               (o)  "Fair Market Value" means, as of any date, the value of
                     -----------------
Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales
            ------
price for such stock

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(or the closing bid, if no sales were reported), as quoted on such exchange or system on the day of determination or, if the stock exchange or national market system on which the Common Stock trades is not open on the day of determination, the last business day prior to the day of determination;

                    (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination or, if the stock exchange or national market system on which the Common Stock trades is not open on the day of determination, the last business day prior to the day of determination; or

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator issuing the Stock Award.

               (p)  "Nonstatutory Stock Option" means an Option not intended to
                     -------------------------
qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (q)  "Officer" means an "executive officer" as such terms is
                     -------
defined for the purposes of Section 16 of the Exchange Act.

               (r)  "Option" means a stock option granted pursuant to the Plan
                     ------
or the Predecessor Plan.

               (s)  "Optioned Stock" means the Common Stock subject to an
                     --------------
Option.

               (t)  "Optionee" means the holder of an outstanding Option.
                     --------

               (u)  "Participant" means a person to whom a Stock Award is
                     -----------
granted pursuant to the Plan, or if applicable to such other person who holds an outstanding Stock Award.

               (v)  "Person" means an individual, a corporation, a limited
                     ------
liability company, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

               (w)  "Plan" means this Openwave Systems Inc. 2001 Stock
                     ----
Compensation Plan.

               (x)  "Securities Act" means the U.S. Securities Act of 1933, as
                     --------------
amended, and the rules and regulations promulgated thereunder.

               (y)  "Service Provider" means an Employee, Director or Consultant
                     ----------------
of the Company or any Affiliate.

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               (z)  "Share" means a share of the Common Stock, as adjusted in
                     -----
accordance with Section 13 below.

               (aa) "Stock Award" means any right granted under the Plan,
                     -----------
including an Option, a restricted stock bonus and a right to acquire restricted stock.

          3.   Shares Subject to the Plan. Subject to the provisions of Section
               --------------------------
13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 6,228,135 Shares which is the sum of (i) the aggregate number of shares available for issuance under the Predecessor Plans as of June 14, 2001 and (ii) 4,500,000 Shares. The Shares subject to the Plan may be authorized, but unissued, or reacquired shares of Common Stock.

          If an Option (whether granted under the Plan or a Predecessor Plan) should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under the Plan (unless the Plan shall have been terminated). Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan; provided, however, that any Shares subject to unvested stock bonuses which expire or terminate shall revert to and again become available for issuance under the Plan.

          4.   Administration of the Plan.
               --------------------------

               (a)  General. The Plan shall be administered by the Board or one
                    -------
or more Committees, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more Employees (who may (but need not) be Officers) to grant Options to Service Providers. A Committee may delegate some or all of its authority to a Person or group of more than one Person to the extent not prohibited by Applicable Laws. Any delegation of authority, whether by the Board or a Committee thereof, may be revoked at any time by the delegating party.

               (b)  Committee Composition. If a Committee has been appointed
                    ---------------------
pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (for any reason or no reason, with or without cause, and with or without notice) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

               (c)  Powers of the Administrator. Subject to the provisions of
                    ---------------------------
the Plan and in the case of a Committee, other Person or group of Persons the specific duties delegated by the Board or Committee to such Committee, Person, or group of Persons, the Administrator shall have the authority, in its discretion:

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                (i)     to determine the Fair Market Value of the Common Stock,
in accordance with Section 2(o) of the Plan;

                (ii) to select the Service Providers to whom Stock Awards may from time to time be granted hereunder;

                (iii) to determine whether and to what extent Stock Awards are granted hereunder;

                (iv) to determine the number of shares of Common Stock to be covered by each Stock Award granted hereunder;

                (v)     to approve forms of agreement for use under the Plan;

                (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder, which terms and conditions include, but are not limited to, the exercise or purchase price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock or other Stock Award, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 9(f) instead of Common Stock;

                (viii)  to modify or amend each Stock Award;

                (ix) to adopt rules, procedures, and sub-plans to the Plan relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures in foreign jurisdictions, but unless otherwise superseded by the terms of such rules, procedures or sub-plans, the provisions of this Plan shall govern the operation of such rules, procedures or sub-plans; and

                (x) to make all other determinations deemed necessary or advisable for administering the Plan.

        (d)     Effect of Administrator's Decision. All decisions,
                ----------------------------------
determinations and interpretations of the Administrator shall be final and binding on all Participants and their successor in interest.

   5.   Eligibility.
        -----------

        (a)     Recipients of Grants. Stock Awards may be granted to Service
                --------------------
Providers. A Service Provider who has been granted a Stock Award under the Plan may, if he or she is otherwise eligible, be granted additional Stock Awards.

        (b)     Type of Option. Each Option granted under the Plan shall be
                --------------
designated in the written option agreement as a Nonstatutory Stock Option.

          (c)  Restrictions on Eligibility. Notwithstanding the foregoing, the
               ---------------------------
aggregate number of Shares issued pursuant to a Stock Award granted under the Plan to Officers and Directors cannot exceed fifty percent (50%) of the number of Shares reserved for issuance under the Plan as determined at the time of each such issuance to an Officer or Director, except that there shall be excluded from this calculation Shares issued to Officers not previously employed by the Company pursuant to Stock Awards granted as an inducement essential to such individuals entering into employment contracts with the Company.

          (d)  Consultants.
               -----------

               (i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

               (ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

          (e)  No Employment or Other Service Rights. Nothing in the Plan or any
               -------------------------------------
instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee at any time, for any reason or no reason, with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     6.   Term of Plan. The Plan became effective on June 14, 2001 and shall
          ------------
continue in effect until terminated under Section 15 of the Plan.

     7.   Term of Option. The term of each Option shall be the term stated in
          --------------
the written option agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof, unless otherwise provided in the option agreement.

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     8.   Option Exercise Price and Consideration.
          ---------------------------------------

               (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option granted under the Plan shall be determined by the Administrator. Options may be granted with a per Share exercise price which is either above or below the Fair Market Value per Share on the date of grant, at the discretion of the Administrator.

               (b) The consideration to be paid by the Optionee (or permitted transferee as provided for in Section 10) for the Shares to be issued upon exercise of an Option by the Optionee (or permitted transferee), including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or broker loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, (9) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company. At any time that the Company is incorporated in Delaware, if the Optionee (or permitted transferee as provided for in Section 10)is permitted by the Company to pay the exercise price for the issuance of the applicable Shares by deferred payment or promissory note, then the Optionee (or permitted transferee) must pay an amount at least equal to the Common Stock's "par value," as defined in the Delaware General Corporation Law in cash or cash equivalents rather than by deferred payment or promissory note.

     In the case of any promissory note, such promissory note will be a full recourse promissory note, shall provide for interest to be compounded at least annually and to be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes, and shall be on such further terms as the Board shall determine. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any Applicable Law.

     9.   Exercise of Option.
          ------------------

               (a)  Procedure for Exercise; Rights as a Stockholder. Any Option
                    -----------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan, and reflected in the written option agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee. With respect to Options granted under the Plan, the Administrator shall have the discretion to determine whether and to what extent the vesting of such Options shall be tolled during any unpaid leave of absence or transfer from one member of the Affiliated Group to another member of the Affiliated Group; provided however that in the absence of such determination, vesting of such Options shall be tolled during any such leave, to the extent permitted by Applicable Laws.

                    An Option may not be exercised for a fraction of a Share.

                    An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company or its authorized agent. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan and as set forth in the written option agreement. Until the Company or its duly authorized agent has issued the stock certificate evidencing such Shares (or transmitted such Shares via electronic delivery to the Optionee's brokerage account), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate or electronic Share delivery promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued or the date the Shares are electronically delivered to the Optionee's brokerage account, as applicable, except as provided in Section 13 of the Plan.

                    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b)  Termination of Employment. With respect to Options granted
                    -------------------------
under the Plan, in the event of termination of an Optionee's service with the Company and its Affiliates, such Optionee may, but only within such period of time as determined by the Board or the Committee and set forth in the option agreement (but in no event later than the expiration date of the term of such Option as set forth in the option agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination; unless such Option is amended while it remains outstanding. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within

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the time specified herein, the Option shall terminate. With respect to Options granted under the Plan, the Board (or its delegee), in its sole discretion, shall determine whether a termination shall be deemed to occur and this Section 9(b) shall apply if (i) the Optionee is a Consultant or non-employee Director at the time of grant and subsequently becomes an Employee, (ii) the Optionee is an Employee at the time of grant and subsequently becomes a Consultant or non-employee Director or (iii) the Optionee transfers from one member of the Affiliated Group to another member of the Affiliated Group.

               (c)  Disability of Optionee. Notwithstanding the provisions of
                    ----------------------
Section 9(b) above, with respect to Options granted following the Amendment Date, in the event of termination of an Optionee's service with the Company and its Affiliates as a result of his or her Disability, such Optionee may, but only within twelve (12) months from the date of such termination or as otherwise determined by the Board or the Committee and set forth in the option agreement (but in no event later than the expiration date of the term of such Option as set forth in the option agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. With respect to Options granted under the Plan, the Board (or its delegee), in its sole discretion, shall determine whether a termination shall be deemed to occur and this Section 9(c) shall apply if (i) the Optionee is a Consultant or non-employee Director at the time of grant and subsequently becomes an Employee, (ii) the Optionee is an Employee at the time of grant and subsequently becomes a Consultant or non-employee Director or (iii) the Optionee transfers from one member of the Affiliated Group to another member of the Affiliated Group.

               (d)  Death of Optionee. In the event of Optionee's death while a
                    -----------------
Service Provider, with respect to Options granted under the Plan, his or her Option may be exercised, at any time within twelve (12) months following the date of death or as otherwise determined by the Board or the Committee and set forth in the option agreement (but in no event later than the expiration date of the term of such Option as set forth in the option agreement), by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the laws of descent and distribution or by a beneficiary designated to exercise the Option upon the Optionee's death pursuant to Section 10, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee's estate, the person who acquired the right to exercise the Option by bequest or inheritance or by the laws of descent and distribution or the beneficiary designated to exercise the Option upon the Optionee's death pursuant to Section 10 does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

               (e)  Extension of Exercise Period. The Administrator shall have
                    ----------------------------
full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee's status as a Service Provider from the periods set forth in Sections 9(b), 9(c) and 9(d) above or in the option agreement to such greater time as the Administrator shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the option agreement.

               (f)  Buyout Provisions. The Administrator may at any time offer
                    -----------------
to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10.  Non-Transferability of Options. Unless otherwise provided by the
          ------------------------------
Administrator, Options are not transferable in any manner otherwise than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a beneficiary who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option. The Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to Applicable Laws.

     11.  Taxes.
          -----

               (a) As a condition of the exercise of an Option granted under the Plan, the Optionee (or in the case of the Optionee's death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations and/or social charges ("Tax-Related Items") that may arise in connection with the grant, vesting or exercise of the Option and the issuance of Shares ("Taxable Event"). The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

               (b) In the case of an Optionee who is an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such obligations regarding Tax-Related Items from the next payroll payment otherwise payable after the date of a Taxable Event.

               (c) In the case of an Optionee other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such obligations regarding Tax-Related Items, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Optionee shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory withholding rates for U.S. federal, state and foreign tax purposes, including payroll taxes, applicable to the Taxable Event. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").

               (d) If permitted by the Administrator, in its discretion, an Optionee may satisfy his or her obligations regarding Tax-Related Items by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory withholding rates for U.S. federal, state and foreign tax purposes, including payroll taxes, applicable to the Taxable Event.

               (e) Any election or deemed election by an Optionee to have Shares withheld to satisfy obligations regarding Tax-Related Items under Section 11(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by an Optionee under Section 11(d) above must be made on or prior to the applicable Tax Date.

               (f) In the event an election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Company shall have the authority to establish an escrow to hold the shares until the latest applicable Tax Date.

     12.  Provisions of Stock Awards Other Than Options.
          ---------------------------------------------

               (a)  Restricted Stock Bonus Awards. Each restricted stock bonus
                    -----------------------------
agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of restricted stock bonus agreements may change from time to time, and the terms and conditions of separate restricted stock bonus agreements need not be identical, but each restricted stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                    (i) Consideration. A restricted stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

                    (ii) Vesting. Shares awarded under the restricted stock bonus agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                    (iii) Termination of Participant's Service. In the event a
               Participant's service terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested as of the date of termination under the terms of the restricted stock bonus agreement.

                    (iv) Transferability. Rights to acquire Shares under the restricted stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock bonus agreement, as the Board shall determine in its discretion, so long as Shares awarded under the restricted stock bonus agreement remain subject to the terms of the restricted stock bonus agreement.

               (b)  Restricted Stock Purchase Awards. Each restricted stock
                    --------------------------------
purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                    (i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement.

                    (ii) Consideration. The purchase price of Shares acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

                    (iii) Vesting. Shares awarded under the restricted stock
               purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                    (iv) Termination of Participant's Service. In the event a Participant's service terminates, the Company may repurchase or otherwise reacquire any or all of the Shares held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

                    (v) Transferability. Rights to acquire Shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Shares awarded under the restricted stock bonus agreement remain subject to the terms of the restricted stock purchase agreement.

     13.  Adjustments Upon Changes in Capitalization, Dissolution or
          ----------------------------------------------------------
Liquidation, or Merger or Asset Sale.
------------------------------------

               (a)  Changes in Capitalization. Subject to any required action by
                    -------------------------
the stockholders of the Company, the number of Shares covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number, or other changes in the price or other characteristics, of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spinoff combination or reclassification of the Common Stock, or any other increase or decrease in the number, or other change in the price or characteristic, of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

               (b)  Dissolution or Liquidation. In the event of the proposed
                    --------------------------
dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

               (c)  Merger or Sale of Assets. In the event of a proposed merger
                    ------------------------
or consolidation of the Company with or into another corporation or a sale, exchange, lease or similar transfer of all or substantially all of the Company's assets, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case such Option shall terminate upon the consummation of the merger or sale of assets.

               (d)  Certain Distributions. In the event of any distribution to
                    ---------------------
the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

     14.  Time of Granting Stock Awards. The date of grant of a Stock Award
          -----------------------------
shall, for all purposes, be the date on which the Administrator makes the determination granting such Stock Award, or such other date as is determined by the Board. Notice of the determination shall be given to each Service Provider to whom a Stock Award is so granted within a reasonable time after the date of such grant.

     15.  Amendment and Termination of the Plan.
          -------------------------------------

               (a)  Amendment and Termination. Except to the extent prohibited
                    -------------------------
by Applicable Laws and unless otherwise expressly provided in a Stock Award agreement or in the Plan, the Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuance or termination (other than an adjustment made pursuant to Section 13 above) shall be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent.

               (b)  Effect of Amendment or Termination. Any such amendment or
                    ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     16.  Amendment of Stock Awards. The Board at any time, and from time to
          -------------------------
time, may amend the terms of any one or more Stock Awards; provided, however, that the affected Participant's rights under any Stock Award shall not be materially impaired and his or her obligations under any Stock Award shall not be materially increased, by any such amendments unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

     17.  Conditions Upon Issuance of Shares. Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of Applicable Laws, including, without limitation, the Securities Act of 1933, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     18.  Reservation of Shares. The Company, during the term of this Plan, will
          ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19.  Agreements. Options shall be evidenced by written agreements in such
          ----------
form as the Board shall approve from time to time.

     18.  Code References. All references to any federal statute, rule,
          ---------------
regulation or form are to the federal statute, rule, regulation or form in effect at the time or to any successor to such federal statute, rule, regulation or form.

     19.  Choice of Law. The law of the State of California shall govern all
          -------------
questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                                    Exhibit A
                                Predecessor Plans

Openwave Systems Inc. 2000 Non-Executive Stock Option Plan (formerly, Phone.com, Inc. 2000 Non-Executive Stock Option Plan)

Phone.com, Inc. 1995 Stock Plan

Software.com, Inc. 2000 Nonstatutory Stock Option Plan

Arabesque Communications, Inc. 1998 Stock Plan

MyAble, Inc. 1999 Stock Plan

OneBox.com, Inc. 1999 Stock Plan

Paragon 1999 Stock Plan

At Mobile.com, Inc. Amended and Restated 1997 Stock Option Plan

bCandid Corporation 1999 Equity Incentive Plan

Mobility Net Corporation 1999 Stock Option Plan

                                      16